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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Pameco Corporation, a Delaware corporation (the "Company") constitutes and appoints G. William Speer as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his, her or its behalf, in any and all capacities, any and all amendments (including post-effective amendments) to the Registration Statements of the Registrant (Reg. Nos. 333-49352, 333-43849 and 333-33939), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of May, 2001.

/s/ Dixon R. Walker                                 /s/ Stephen C. Hileman
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Dixon R. Walker                                     Stephen C. Hileman


/s/ W. Michael Clevy                                /s/ Edmund J. Feeley
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W. Michael Clevy                                    Edmund J. Feeley


/s/ Michael Ira Klein                               /s/ Angus C. Littlejohn, Jr.
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Michael Ira Klein                                   Angus C. Littlejohn, Jr.


/s/ Harry F. Weyher III                             /s/ Willem F. P. de Vogel
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Harry F. Weyher III                                 Willem F. P. de Vogel